Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

	Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION ANNOUNCES COMPLETION

OF THE ACQUISITION OF NEW WINDSOR BANCORP, INC.

GETTYSBURG, PA, July 3, 2017 — ACNB Corporation (NASDAQ: ACNB) (“ACNB”), the parent financial holding company of ACNB Bank, a Pennsylvania state-chartered, FDIC-insured community bank headquartered in Gettysburg, PA, announced the completion of the acquisition of New Windsor Bancorp, Inc. (“New Windsor”) and its wholly-owned subsidiary, New Windsor State Bank, a Maryland state-chartered, FDIC-insured community bank headquartered in Taneytown, MD, effective July 1, 2017. New Windsor was merged with and into a wholly-owned subsidiary of ACNB immediately followed by the merger of New Windsor State Bank with and into ACNB Bank. ACNB Bank will operate in the Maryland market as “NWSB Bank, A Division of ACNB Bank”.

Under the terms of the Reorganization Agreement, stockholders of New Windsor had the option to receive either 1.10 shares of ACNB common stock or $30.00 in cash for each share of New Windsor common stock, subject to proration and allocation provisions to ensure that, in the aggregate, 85% of the total shares of New Windsor common stock outstanding were exchanged for ACNB common stock and 15% of the total shares of New Windsor common stock outstanding were exchanged for cash. As a result of New Windsor stockholder elections and the related proration and allocation provisions of the Reorganization Agreement, ACNB issued approximately 950,000 shares of its common stock and approximately $4,520,000 in cash in the merger.

MORE…

In addition, pursuant to the Reorganization Agreement, former New Windsor directors Todd L. Herring and D. Arthur Seibel, Jr. were appointed as Class 1 and Class 2 Directors, respectively, to ACNB’s Board of Directors and as Directors to ACNB Bank’s Board of Directors. Tom N. Rasmussen, former President and Chief Executive Officer of New Windsor, became Executive Vice President of ACNB Bank and Market President of NWSB Bank, A Division of ACNB Bank.

With the combination of the two organizations, ACNB, on a consolidated basis, has approximately $1.6 billion in assets, $1.2 billion in loans, and $1.3 billion in deposits with 29 retail banking offices located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as Carroll County in northern Maryland.

“We are excited to have New Windsor’s shareholders, customers and employees join the ACNB organization,” stated ACNB President and Chief Executive Officer James P. Helt. “It is our belief the addition of New Windsor’s community banking network in Carroll County, Maryland, positions ACNB Corporation for strong and profitable growth in a desirable market that is adjacent to our current footprint.”

Speaking on behalf of the ACNB Board of Directors, Chairman of the Board Frank Elsner, III, said, “We look forward to building upon New Windsor’s legacy with an eye towards the future in the Maryland market. The addition of Todd L. Herring and D. Arthur Seibel, Jr. to the Boards of Directors of ACNB Corporation and ACNB Bank provides strength and knowledge of the area that will prove valuable in the successful execution of our long-term strategic plan.”

Bybel Rutledge LLP served as legal counsel and Commonwealth Advisors, Inc. served as financial advisor to ACNB Corporation. BuckleySandler LLP served as legal counsel and Sandler O’Neill + Partners, LP served as financial advisor to New Windsor Bancorp, Inc.

#              #              #

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Originally founded in 1857, ACNB Bank serves its marketplace with banking and trust services via a network of 22 retail banking offices located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York. NWSB Bank, a division of ACNB Bank, serves its marketplace with banking and investment services via a network of seven retail banking offices located in Carroll County, MD. The other wholly-owned subsidiary of ACNB Corporation is Russell Insurance Group, Inc., its insurance subsidiary. Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 43 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, and Germantown, Montgomery County, MD. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

Safe Harbor and Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the new capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; slow economic conditions; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2017-20

July 3, 2017